UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 31, 2013

                                             CEMPRA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35405	45-4440364
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)
6340 Quadrangle Drive, Suite 100, Chapel Hill, NC		27517
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(919) 313-6601

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On May 31, 2013, Cempra, Inc. entered into an Amendment No. 2 to Loan and Security Agreement (“Amendment No. 2”) with Hercules Capital Funding Trust 2012-1 (“Hercules Trust”) and Hercules Technology Growth Capital, Inc. (“HTGC” and, together with Hercules Trust, “Hercules”), pursuant to which Hercules agreed to provide us with additional credit of approximately $5.2 million, which amount we borrowed at closing (the “Financing”). We paid Hercules a facility charge of $250,000 at closing. We also received an extension through September 30, 2013 for borrowing the remaining $10.0 million available under the Loan and Security Agreement with HTGC, dated December 20, 2011 (as amended, the “Loan Agreement”) with the right to borrow contingent upon raising $40.0 million in an equity offering and/or a strategic partnering transaction. We will be required to make interest only payments through May 31, 2014, after which we will be required to pay the aggregate balance of the outstanding loan in 36 equal monthly installments of principal and interest, with a final payment due upon maturity on June 1, 2017. All of our assets, except for our intellectual property, remain subject to the security interest created in favor of Hercules under the Loan Agreement.

Upon the earliest to occur of (i) December 1, 2015, (ii) the date that we prepay the outstanding secured obligations under the Loan Agreement in full, or (iii) the acceleration of the secured obligations under the Loan Agreement, we must pay HTGC an end-of-term charge of $400,000. In addition, on the earliest to occur of (i) June 1, 2017, (ii) the date that we prepay the outstanding secured obligations under the Loan Agreement in full, or (iii) the acceleration of the secured obligations under the Loan Agreement, we must pay HTGC a charge equal to $495,245.

In connection with Amendment No. 2, we issued a warrant to HTGC (the “Warrant”) and amended and restated in its entirety the warrant issued to HTGC in December 2011, at the initial closing of the Loan Agreement (the “Amended and Restated Warrant”). The Warrant provides HTGC with the right to purchase an aggregate number of shares of our common stock equal to the quotient derived by dividing $609,533 by the exercise price then in effect, which is defined as the lower of (a) $6.11, and (b) the effective price per share of our common stock issued or issuable in any offering of our equity or equity-linked securities that occurs within 12 months after May 31, 2013, provided that such offering is effected principally for equity or debt-financing purposes. The Amended and Restated Warrant provides HTGC with the right to purchase up to 39,038 shares of our common stock at an exercise price equal to the lower of (a) $6.11, and (b) the effective price per share of our common stock issued or issuable in any offering of our equity or equity-linked securities that occurs within 12 months after May 31, 2013, provided that such offering is effected principally for equity or debt-financing purposes.

The foregoing is a summary of the terms of the Financing, including the Loan Agreement, Amendment No. 2, the Warrant and the Amended and Restated Warrant, and does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Agreement, which is filed as Exhibit 10.7 to our Form S-1/A filed with the SEC on December 22, 2011, and Amendment No. 2, the Warrant and the Amended and Restated Warrant, copies of which are attached hereto as Exhibits 10.12, 4.9 and 4.10, respectively, and are incorporated by reference herein.

Item 3.02  Unregistered Sales of Equity Securities

The information contained in Item 1.01 is incorporated by reference hereunder. The securities issued in the Financing were offered and sold in transactions exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(2) thereof.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

4.9	Warrant Agreement, dated May 31, 2013, issued to Hercules Technology Growth Capital, Inc.

4.10	Amended and Restated Warrant Agreement, dated May 31, 2013, issued to Hercules Technology Growth Capital, Inc.

10.12

Amendment No. 2 to Loan and Security Agreement, dated May 31, 2013, by and among Cempra, Inc., and each of its subsidiaries signatory thereto, and Hercules Capital Funding Trust 2012-1, as a lender and Hercules Technology Growth Capital, Inc., as a lender and as an agent for the lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEMPRA, INC.

Date: June 6, 2013	/s/ Mark W. Hahn
Mark W. Hahn, Chief Financial Officer

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